UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 14, 2022

BLACK KNIGHT, INC.

(Exact name of Registrant as Specified in its Charter)

001-37394

(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2022, the Board of Directors of Black Knight, Inc. (the “Company” or “Black Knight”) adopted resolutions to effect the below executive transitions, which will be effective as of May 16, 2022.

●	Anthony M. Jabbour, our current Chairman and Chief Executive Officer, has been appointed to serve as Executive Chairman of the Board.
●	Joseph M. Nackashi, our current President, has been appointed to serve as Chief Executive Officer.
●	Kirk T. Larsen, our current Executive Vice President and Chief Financial Officer, has been appointed to serve as President and Chief Financial Officer.

Item 8.01. Other Events

On February 15, 2022, the Company issued a press release announcing the transition of Mr. Jabbour to Executive Chairman and the appointments of Mr. Nackashi as Chief Executive Officer and Mr. Larsen as President and Chief Financial Officer, effective as of May 16, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated February 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.

Date:	February 15, 2022	By:	/s/ Kirk T. Larsen
			Name:	Kirk T. Larsen
			Title:	Executive Vice President and Chief Financial Officer